Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Registration Statement (No. 333-155686) on Form S-1 of Vivakor, Inc. of our report dated November 24, 2008, relating to our audits of the financial statements (which report includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the captions "Experts" in the Prospectus.

/s/ McGladrey & Pullen, LLP

Cedar Rapids, Iowa
December 15, 2008